SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
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                               Xerox Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
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(SC14A-07/98)

                       [Letterhead of Xerox Corporation]

Xerox Corporation
800 Long Ridge Road
P.O. Box 1600
Stamford, Connecticut 06904



April 12, 1999


Dear Shareholders:



You are cordially invited to attend the Annual Meeting of Shareholders of Xerox Corporation to be held Thursday, May 20, 1999 at 10:00 a.m. at The Ritz-Carlton San Francisco, 600 Stockton at California Street, San Francisco, California. Your Board of Directors and Management look forward to greeting personally those shareholders able to attend.


At the Annual Meeting, in addition to the election of 14 directors and the election of KPMG LLP as independent auditors for 1999, you are being asked to consider and approve amendments to the 1991 Long-Term Incentive Plan, amendments to the 1996 Non-Employee Director Stock Option Plan, and amendments to the Certificate of Incorporation regarding Preferred Stock voting rights. The Board of Directors unanimously recommends that you vote in favor of each of these proposals.


It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to vote your shares. You may vote your shares via the toll free telephone number, or via the Internet (see instructions on the enclosed proxy card) or you may sign, date and mail the accompanying proxy card and return it promptly in the postage paid envelope provided.


For the Board of Directors,


/s/ Paul A. Allaire

Paul A. Allaire
Chairman

Notice of Annual Shareholders' Meeting

The Annual Meeting of Shareholders of Xerox Corporation will be held at The Ritz-Carlton San Francisco, 600 Stockton at California Street, San Francisco, California on Thursday, May 20, 1999, at 10:00 a.m. The purposes of the meeting will be to elect directors, to elect independent auditors for 1999, to approve amendments to the 1991 Long-Term Incentive Plan, to approve amendments to the 1996 Non-Employee Director Stock Option Plan, and to approve amendments to the Certificate of Incorporation regarding Preferred Stock voting rights, and to conduct any other business as may properly come before the meeting.

The Board of Directors has determined that holders of Common Stock and Series B Convertible Preferred Stock of the Company at the close of business on March 31, 1999 will be entitled to notice of and to vote at the Annual Meeting.

We urge you to submit your proxy.

By order of the Board of Directors,

/s/Eunice M. Filter

Eunice M. Filter
Secretary

April 12, 1999









Whether you plan to attend the meeting or not, please submit your proxy as soon as possible. You may vote your shares via the toll free telephone number, or via the Internet (see instructions on the enclosed proxy card), or you may fill in, sign, date and mail the accompanying proxy. If you chose to mail your proxy, an envelope, which requires no postage if mailed in the United States, is included for your convenience.

Proxy Statement

The Board of Directors of Xerox Corporation (Company or Xerox) is requesting your proxy for the Annual Meeting of Shareholders on May 20, 1999, and any adjournments thereof. Your proxy may be duly submitted either by executing and returning the proxy card in the form enclosed or by use of the telephone or the Internet. By such submission, you authorize the three directors whose names are listed on the front of the proxy card accompanying this Proxy Statement to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

If you attend the meeting, you may of course vote by ballot. But if you are not present, your shares can be voted only when represented by a properly submitted proxy. In this case you have several choices.

o You may vote on each proposal, in which case your shares will be voted in accordance with your choices.


o You may indicate a preference to abstain on any proposal, in which case no vote will be recorded.


o You may submit a proxy, without indicating your voting preferences, in which case the proxies will vote your shares as follows: for election of the directors nominated by the Board of Directors; and for election of KPMG LLP as the Company's independent auditors for 1999, for approval of amendments to the 1991 Long-Term Incentive Plan, for approval of amendments to the 1996 Non-Employee Director Stock Option Plan, and for approval of amendments to the Certificate of Incorporation regarding Preferred Stock voting rights.

You may revoke or change your proxy at any time before it is exercised, either in writing to the Corporate Secretary, or through Internet or telephone voting.

Under the law of New York, the Company's state of incorporation, only votes cast "for" the election of directors or those cast "for" or "against" any other proposal will be counted in determining whether a nominee for director has been elected or whether any of the other proposals at this meeting have been approved. Abstentions, broker non-votes and votes withheld are not treated as votes cast at the meeting.

On March 31, 1999 the Company had outstanding xxx,xxx,xxx shares of Common Stock and x,xxx,xxx shares of Series B Convertible Preferred Stock, each of which is entitled to one vote on each proposal at the meeting. The Board of Directors has set the close of business on March 31, 1999 as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

Proposal 1--Election of Directors

Shareholders annually elect directors to serve for one year and until their successors have been elected and shall have qualified. The 14 persons whose biographies appear on pages 4 through X have been proposed by the Board of Directors based on a recommendation by the Nominating Committee of the Board of Directors. The Nominating Committee consists of Vernon E. Jordan, Jr., Hilmar Kopper, Ralph S. Larsen, George J. Mitchell, N. J. Nicholas, Jr. and Patricia
F. Russo, none of whom is an officer or employee of the Company.

Eleven of the 14 nominees are neither employees nor former employees of Xerox, its subsidiaries or associated companies. These Board members bring to the Company valuable experience from a variety of fields.

If for any reason, which the Board of Directors does not expect, a nominee is unable to serve, the proxies may use their discretion to vote for a substitute proposed by the Board of Directors.

The vote required for election as a director of the Company is a plurality of the votes cast at the meeting.

Committee Functions, Membership and Meetings

The Company's Board of Directors has several standing committees: the Audit, Nominating, Executive Compensation and Benefits, Finance and Executive Committees.

Audit Committee: The Audit Committee is responsible for recommending to the Board of Directors the engagement of independent auditors for the Company and reviewing with the independent auditors the plan and results of the auditing engagement. The committee reviews summaries of the year-end financial data and significant changes in accounting policies and financial reporting practices with management, the Company's Director, Corporate Audit and independent auditors. In addition, the committee reviews the recommendations contained in the independent auditors' audit management letter and management's response to that letter. The Audit Committee also reviews the plan for and results of the Company's internal audits. It is authorized to receive reports on such matters from the internal and external auditors and the Company's General Counsel as may be required by law. With the assistance of management it can review and investigate any such matter to the extent deemed appropriate.

The members of the Audit Committee are all non-employee directors: B. R. Inman, Antonia Ax:son Johnson, John E. Pepper, Martha R. Seger and Thomas C. Theobald. Mr. Theobald is the Chairman. Three meetings of the Audit Committee were held during 1998.

Nominating Committee: The Nominating Committee recommends to the Board of Directors nominees for election as directors of the Company. The committee considers the performance of incumbent directors in determining whether to recommend that they be nominated to stand for reelection.

The members of the Nominating Committee are Vernon E. Jordan, Jr., Hilmar Kopper, Ralph S. Larsen, George J. Mitchell, N. J. Nicholas, Jr. and Patricia
F. Russo. Mr. Jordan is the Chairman of the Nominating Committee. The committee held one meeting in 1998.

Shareholders who wish to recommend individuals for consideration by the Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company, P.O. Box 1600, Stamford, Connecticut 06904. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the committee to consider, as well as a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by December 31, 1999 will be considered for nomination at the 2000 Annual Meeting of Shareholders. Recommendations received after December 31, 1999 will be considered for nomination at the 2001 Annual Meeting of Shareholders.

Executive Compensation and Benefits Committee: The Executive Compensation and Benefits Committee is responsible for recommending to the Board of Directors the remuneration arrangements for senior management of the Company, including the adoption of compensation plans in which senior management is eligible to participate and the granting of benefits under any such plans. The committee also consults with the Chief Executive Officer and advises the Board with respect to senior management succession planning.

B. R. Inman, Antonia Ax:son Johnson, Ralph S. Larsen, John E. Pepper and Patricia F. Russo are the members of the Executive Compensation and Benefits Committee, and are all non-employee directors of the Company. Mr. Larsen is the Chairman. Six meetings of the committee were held in 1998.

Finance Committee: The Finance Committee oversees the investment management of the Company's employee profit sharing and retirement plans. In addition, the Finance Committee is responsible for reviewing the Company's asset mix, capital structure and strategies, financing strategies, insurance coverage and dividend policy.

The members of the Finance Committee, all of whom are non-employee directors, are Vernon E. Jordan, Jr., Hilmar Kopper, George J. Mitchell, N. J. Nicholas, Jr., Martha R. Seger and Thomas C. Theobald. Mr. Nicholas is the Chairman of the Finance Committee. The Finance Committee held three meetings in 1998.

Executive Committee: The Executive Committee has all the authority of the Board of Directors, except with respect to certain matters that by statute may not be delegated by the Board of Directors. The committee acts only in the intervals between meetings of the full Board of Directors. It acts usually in those cases where it is not feasible to convene a special meeting or where the agenda is the technical completion of undertakings already approved in principle by the Board. The members of the Executive Committee are Paul A. Allaire, N. J. Nicholas, Jr., and Thomas C. Theobald. Mr. Allaire is the Chairman. The Executive Committee held one meeting in 1998.

Attendance and Remuneration of Directors

Eight meetings of the Board of Directors and 14 meetings of the Board committees were held in 1998. All incumbent directors other than Hilmar Kopper attended at least 75 percent of the total number of meetings of the Board of Directors and Board committees on which they served. The Company believes that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Directors who are not employees of the Company receive $65,000 per year for service as a director, an annual award of 2,500 stock options, and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings and other services as a director. Directors who are employees of subsidiary companies are not eligible to receive stock option awards and Directors who are employees of the Company do not receive any compensation for service as a director. At this meeting shareholders are being asked to approve an increase in the annual stock option award to 5,000 shares to reflect the recent two-for-one stock split.

Pursuant to the Restricted Stock Plan For Directors, $25,000 of the annual director's fee of $65,000 is paid in the form of restricted shares of Common Stock of the Company. The shares may not be sold or transferred except upon death, retirement, disability, change in control or termination of service as a director with the consent of a majority of the Board of Directors. If the individual's service as a director is terminated for any other reason, the shares are forfeited. The holders of restricted shares are entitled to all distribution and voting rights of the Common Stock. The directors have the option to receive part or all of their total cash fees for service on the Board and committees of the Board in the form of shares of Common Stock, which may be restricted or unrestricted at the election of the individual. The number of shares issued is based on the market value at the time the fee is payable. The shares held by directors under this Plan are included in the Xerox securities owned shown in the biographies of the directors beginning on page 4.

Terms Used in Biographies

To help you consider the nominees, we use a biographical format that provides a ready reference on their backgrounds. Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company's Common Stock, including restricted shares of Common Stock issued under the Restricted Stock Plan For Directors, and Series B Convertible Preferred Stock. Series B shares are owned through the individual's account in the Xerox Employee Stock Ownership Plan. None of the nominees owns any of the Company's other securities. Options/Rights is the number of the Company's shares of Common Stock subject to stock options and incentive stock rights held by a nominee.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. This means he or she has or shares voting power and/or investment power with respect to the securities, even though another name--that of a broker, for example--appears in the Company's records. All ownership figures are as of March 31, 1999.

For information on compensation for officers, see the compensation section starting on page 11.

[GRAPHIC OMITTED]
                   Paul A. Allaire

                   Age: 60    Director since: 1986

                   Xerox securities owned: 541,524 common shares; 576 Series B Convertible Preferred shares

                   Options/Rights: 2,547,768 common shares

                   Occupation: Chairman of the Board and Chief Executive Officer and Chairman of the Executive Committee, Xerox Corporation

                   Education: BS, Worcester Polytechnic Institute; MS, Carnegie-Mellon University

                   Other Directorships: Fuji Xerox Co., Ltd.; J. P. Morgan; Lucent Technologies Inc.; Priceline.com; Sara Lee Corporation; and SmithKline Beecham plc

Other Background: Joined Xerox in 1966. Member, Board of Trustees, Carnegie-Mellon University and Member, Business Advisory Council of the Graduate School of Industrial Administration, Carnegie-Mellon University. Member, Board of Trustees, Worcester Polytechnic Institute. Member, The Business Roundtable and The Business Council. Member of the Board of Directors of the Council on Foreign Relations, the Ford Foundation, Catalyst and the Council on Competitiveness.

[GRAPHIC OMITTED]
                   B. R. Inman

                   Age: 68    Director since: 1987

                   Xerox securities owned: 8,954 common shares and an indirect interest in approximately 7,528 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Investor

                   Education: BA, University of Texas

                   Other Directorships: Fluor Corporation; Science Applications International Corporation; SBC Communications, Inc.; and Temple-Inland Inc.

Other Background: Entered Naval Reserve in 1951, graduated from National War College in 1972, promoted to Rear Admiral in 1974, to Vice Admiral in 1976 and to Admiral in 1981. Retired with permanent rank of Admiral in 1982. Between 1974 and 1982 served as Director of Naval Intelligence, Vice Director of the Defense Intelligence Agency, Director of the National Security Agency and Deputy Director of Central Intelligence. Between 1983 and 1986 served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Served as Chairman, President and Chief Executive Officer, Westmark Systems, Inc., 1987 to 1989 and Chairman, Federal Reserve Bank of Dallas, 1987 to 1990. Director, Public Agenda Foundation. Member, National Academy of Public Administration. Trustee, the American Assembly, the Center for Excellence in Education and the California Institute of Technology. Adjunct Professor at the LBJ School of Public Affairs and at the Graduate School of Business of the University of Texas at Austin. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[GRAPHIC OMITTED]
                   Antonia Ax:son Johnson

                   Age: 55    Director since: 1996

                   Xerox securities owned: 1,746 common shares and an indirect interest in approximately 3,275 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Chairman, Axel Johnson Group

                   Education: BA, MA, University of Stockholm

                   Other Directorships: Axel Johnson AB, Axel Johnson Inc., Axel Johnson International, Hemkop AB, Nordstjernan AB

Other Background: In 1971 joined the Axel Johnson Group; became primary stockholder in 1975 and Owner and Chairman in 1982. Board Member, the Royal Swedish Academy of Engineering Sciences, The Stockholm Environment Institute, Chairman of the Axel and Margaret Ax:son Johnson Foundation, and the City Mission of Stockholm. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[GRAPHIC OMITTED]
                   Vernon E. Jordan, Jr.

                   Age: 63    Director since: 1974

                   Xerox securities owned: 26,308 common shares and an indirect interest in approximately 6,144 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Partner, Akin, Gump, Strauss, Hauer & Feld, LLP

                   Education: BA, DePauw University; JD, Howard University Law School

                   Other Directorships: American Express Company; Bankers Trust Company; Bankers Trust New York Corporation; Callaway Golf Company; Chancellor Media Corporation; Dow Jones & Co., Inc.; J.C. Penney Company, Inc.; Revlon Group; Ryder System, Inc.; Sara Lee Corporation; and Union Carbide Corporation

Other Background: Became a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld in 1982, following ten years as President of the National Urban League, Inc. Member of the Bar of Arkansas, Georgia and the District of Columbia as well as the U.S. Supreme Court Bar. Director of the Ford Foundation, Howard University and the LBJ Foundation. Member of the Council on Foreign Relations and The American Law Institute. Former Member of the National Advisory Commission on Selective Service, the American Revolution Bicentennial Commission, the Presidential Clemency Board, the Advisory Council on Social Security, the Secretary of State's Advisory Committee on South Africa and the President's Advisory Committee of the Points of Light Foundation. Chairman of the Nominating Committee and member of the Finance Committee of Xerox.

[GRAPHIC OMITTED]
                   Yotaro Kobayashi

                   Age: 65    Director since: 1987

                   Xerox securities owned: 17,930 common shares

                   Options/Rights: 6,700

                   Occupation: Chairman and Co-Chief Executive Officer, Fuji Xerox Co., Ltd.

                   Education: BA, Keio University; MBA, Wharton Graduate School, University of Pennsylvania

                   Other Directorships: ABB Asea Brown Boveri Ltd., Fuji Xerox Co., Ltd.; Callaway Golf Company; and Japan Research Center Co., Ltd.

Other Background: Joined Fuji Photo Film Co., Ltd. in 1958, was assigned to Fuji Xerox Co., Ltd. in 1963, named President and Chief Executive Officer in 1978 and Chairman and Chief Executive Officer in 1992. Vice-Chairman, Japan Association of Corporate Executives. Member of the Trilateral Commission; University Council of the Ministry of Education, Science, Sports and Culture; Economic Council of the Economic Planning Agency; the International Council of JP Morgan; the International Advisory Board of Northern Telecom Limited; the International Advisory Board of the Council on Foreign Relations; the Board of Trustees, University of Pennsylvania; the Advisory Council of the Graduate School of Business, Stanford University and the Advisory Council of the Institute for International Studies, Stanford University. Vice-Chairman, Board of Trustees, International University of Japan and member of the Board of Trustees, Keio University.

[GRAPHIC OMITTED]
                   Hilmar Kopper

                   Age: 64    Director since: 1991

                   Xerox securities owned: 15,940 common shares

                   Options/Rights: 10,050

                   Occupation: Chairman of the Supervisory Board, Deutsche Bank
                   AG

                   Education: High school diploma

                   Other Directorships: Akzo Nobel NV; Bayer AG;
                   DaimlerChrysler AG; Mannesmann AG; Solvay; Unilever NV

Other Background: Apprenticeship with Rheinisch-Westfalischen Bank AG in Cologne, 1954. Management trainee at J. Henry Schroder Banking Corporation, New York. Foreign Department, Deutsche Bank's Central Office in Dusseldorf and Manager, Leverkusen branch, 1969. Appointed to the Board of Managing Directors of Deutsche Bank subsidiary European Asian Bank AG in Hamburg, 1972. Executive Vice President, Deutsche Bank AG, 1975; and Member of the Board of Managing Directors, Deutsche Bank AG, 1977. Succeeded Alfred Herrhausen as Spokesman of the Board of Managing Directors, December 1989 to May 1997. Member of the Finance and Nominating Committees of Xerox.

[GRAPHIC OMITTED]
                   Ralph S. Larsen

                   Age: 60    Director since: 1990

                   Xerox securities owned: 20,207 common shares and an indirect interest in approximately 19,348 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Chairman and Chief Executive Officer, Johnson & Johnson

                   Education: BBA, Hofstra University

                   Other Directorships: Johnson & Johnson; AT&T

Other Background: Joined Johnson & Johnson in 1962, was named Vice President of Marketing, McNeil Consumer Products Company in 1980. President of Becton Dickinson's Consumer Products Division, 1981 to 1983. Returned to Johnson & Johnson as President of its Chicopee subsidiary in 1983. Named a company Group Chairman in 1986, and Chairman of the Board and Chief Executive Officer in 1989. Chairman of The Business Council and member of the Policy Committee of The Business Roundtable. Served two years in the U.S. Navy. Chairman of the Executive Compensation and Benefits Committee and member of the Nominating Committee of Xerox.

[GRAPHIC OMITTED]
                   George J. Mitchell

                   Age: 65    Director since: 1996

                   Xerox securities owned: 3,596 common shares and an indirect interest in approximately 2,226 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Special Counsel, Verner, Liipfert, Bernhard, McPherson and Hand, Chartered

                   Education: BA, Bowdoin College; LLB, Georgetown University Law Center

                   Other Directorships: Federal Express Corporation; Starwood Lodging Trust; UNUM Corporation; The Walt Disney Company

Other Background: Trial lawyer with the U.S. Department of Justice Antitrust Division, 1960 to 1962. Served as Executive Assistant to U.S. Senator Edmund S. Muskie from 1962 to 1965. Private law practice from 1965 to 1977. Served as U.S. Attorney for Maine, 1977 to 1979; appointed U.S. District Court Judge in 1979; resigned in 1980 to accept appointment to the U.S. Senate. Elected U.S. Senator from the State of Maine in 1982, serving as Majority Leader of the Senate from 1989 to 1995 when he retired from the Senate and joined the law firm of Verner, Liipfert, Bernhard, McPherson and Hand. Member, Board of Directors, Council on Foreign Relations; Chairman, Ethics Committee, U.S. Olympic Committee; Chairman, National Health Care Commission; Chairman, International Crisis Group; and Chairman, The Peace Negotiations in Northern Ireland. Member of the Finance and Nominating Committees of Xerox.

[GRAPHIC OMITTED]
                   N. J. Nicholas, Jr.

                   Age: 59    Director since: 1987

                   Xerox securities owned: 19,742 common shares and an indirect interest in approximately 19,018 common shares through the Deferred Compensation Plan; immediate family owns 100 shares

                   Options/Rights: 15,000

                   Occupation: Investor

                   Education: BA, Princeton University; MBA, Harvard University Graduate School of Business Administration

                   Other Directorships: Bankers Trust New York Corporation; Boston Scientific Corporation

Other Background: President and Co-Chief Executive Officer, Time-Warner Inc., 1990 to 1992. Former member of the President's Advisory Committee on Trade Policy and Negotiations and the President's Commission on Environmental Quality. Chairman of the Advisory Board of Columbia University Graduate School of Journalism. Chairman of the Finance Committee and member of the Nominating and Executive Committees of Xerox.

[GRAPHIC OMITTED]
                   John E. Pepper

                   Age: 60    Director since: 1990

                   Xerox securities owned: 40,264 common shares and an indirect interest in approximately 5,338 common shares through the Deferred Compensation Plan; immediate family owns 6,000 shares

                   Options/Rights: 15,000

                   Occupation: Chairman of the Board, The Procter & Gamble
                   Company

                   Education: BA, Yale University

                   Other Directorships: Motorola, Inc.; The Procter & Gamble Company

Other Background: Joined Procter & Gamble in 1963. Named Executive Vice President and elected to the Board of Directors in 1984, named President in 1986, Chairman and Chief Executive in 1995, and Chairman in 1999. Co-Chair, Cincinnati Youth Collaborative. Chairman, Ohio Business Roundtable. Member, Cincinnati Business Committee, Grocery Manufacturers of America, The Business Council and The Business Roundtable. Fellow, Yale Corporation. Trustee, Christ Church Endowment Fund, Center for Strategic and International Studies. Served three years in the U.S. Navy. Member of the Audit and Executive Compensation and Benefits Committees of Xerox.

[GRAPHIC OMITTED]
                   Patricia F. Russo

                   Age: 46    Director since: 1997

                   Xerox securities owned: 666 common shares and an indirect interest in approximately 84 shares through the Deferred Compensation Plan

                   Options/Rights/Restricted Shares: 7,946

                   Occupation: Executive Vice President, Strategy and Corporate Operations, Lucent Technologies Inc.

                   Education: BA, Georgetown University

                                      Other Directorships: New Jersey
                   Manufacturers Insurance Company; Schering-Plough Corporation


Other Background: Joined International Business Machines Corporation in 1973 and held various sales and marketing management positions. Joined AT&T in 1981 and held executive positions in strategic planning, marketing, human resources, and operations. Named President, Business Communications Systems of Lucent Technologies Inc. in 1992; named Executive Vice President and Chief Staff Officer, 1997. Member of the Board of Directors of the New Jersey Business and Industry Association; the Board of Regents, Georgetown University, the Committee of 200. Member of the Executive Compensation and Benefits Committee and the Nominating Committee of Xerox.

[GRAPHIC OMITTED]
                   Martha R. Seger

                   Age: 67    Director since: 1991

                   Xerox securities owned: 9,972 common shares and an indirect interest in approximately 8,897 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Financial economist and Former Governor, Federal Reserve System; currently Distinguished Visiting Professor of Finance, Northern Arizona University

                   Education: BBA, MBA, PhD, University of Michigan

                   Other Directorships: Fluor Corporation; Michigan Mutual and the Amerisure Companies; The Kroger Co.; Tucson Electric Power Co. and its holding company, Unisouce Energy

Other Background: Financial Economist, Federal Reserve Board, 1964 to 1967. Chief Economist, Detroit Bank & Trust, 1967 to 1974, elected Vice President in 1971. Vice President, Economics and Investments, Bank of the Commonwealth (Detroit), 1974 to 1976. Adjunct Associate Professor, University of Michigan, 1976 to 1979. Associate Professor of Economics and Finance, Oakland University, 1980. Commissioner of Financial Institutions, State of Michigan, 1981 to 1982. Professor of Finance, Central Michigan University, 1983 to 1984. Governor, Federal Reserve System, 1984 to 1991. Member of the Audit and Finance Committees of Xerox.

[GRAPHIC OMITTED]
                   Thomas C. Theobald

                   Age: 61    Director since: 1983

                   Xerox securities owned: 10,154 common shares and an indirect interest in approximately 9,194 common shares through the Deferred Compensation Plan

                   Options/Rights: 15,000

                   Occupation: Managing Director, William Blair Capital Partners, LLC

                   Education: AB, College of the Holy Cross; MBA, Harvard University Graduate School of Business Administration

                   Other Directorships: Anixter International;
                   FlexiInternational Software; LaSalle U.S. Realty Income and Growth Fund; LaSalle Partners; The MONY Group; RxRemedy; Stein Roe Funds

Other Background: Began career with Citibank in 1960, appointed Vice Chairman and elected a Director of Citicorp in 1982. Chairman, Continental Bank Corporation, 1987 to 1995. Director of The MacArthur Foundation and the Chicago Council on Foreign Relations. Trustee, Northwestern University. Member of the Committee on Architecture of the Art Institute of Chicago. Chairman of the Audit Committee and member of the Finance and Executive Committees of Xerox.

[GRAPHIC OMITTED]
                    G. Richard Thoman

                    Age: 54    Director since: 1997

                    Xerox securities owned: 79,516 common shares; 28 Series B Convertible Preferred shares

                    Options/Rights/Restricted Shares: 2,103,308 common shares

                    Occupation: President and Chief Operating Officer, Xerox Corporation

                    Education: BA, McGill University; MA, PhD, Fletcher School of Law and Diplomacy, Tufts University (co-administered by Harvard University); MA, Graduate Institute of International Studies

                    Other Directorships: Bankers Trust New York Corporation; DaimlerChrysler AG; Fuji Xerox Co., Ltd.; Union Bancaire Privee

Other Background: Joined Xerox in 1997 as President and Chief Operating Officer. Prior to this he was with International Business Machines Corporation as Senior Vice President and Chief Financial Officer, 1995 to 1997, and Senior Vice President and Group Executive, IBM Personal Systems (PC) Group, 1994 to 1995. From 1992 to 1994 he was President and Chief Executive Officer, Nabisco International. He was with the American Express Company from 1979 to 1992, joining as Executive Vice President and Chief Financial Officer, Travel Related Services. He was named President, Travel Related Services International in 1985, and Chairman and Co-Chief Executive Officer, Travel Related Services in 1989. He was with McKinsey and Company as a Senior Associate from 1972 to 1979; and with Exxon Corporation as a Senior Financial Analyst from 1970 to 1972. A member of the Council on Foreign Relations and the Americas Society. Awarded the Legion of Honor by the government of France. Member of the Executive Committee.

Ownership of Company Securities

The Company knows of no person who, or group which, owns beneficially more than 5% of any class of its equity securities as of December 31, 1998, except as set forth below(1).

                                                                                     Amount
                                                                                  Beneficially          Percent
            Title of Class            Name and Address of Beneficial Owner            Owned           of Class
--------------------------------   ------------------------------------------     -----------         ---------------
Series B Convertible Preferred     State Street Bank and Trust Company,            8,784,513             100%
Stock(2)                           as Trustee,
                                   225 Franklin Street, Boston, MA(3)
Common Stock                       State Street Bank and Trust Company,           19,763,122(4)           10.2%(5)
                                   as Trustee under other plans and accounts
                                   225 Franklin Street, Boston, MA
Common Stock                       FMR Corp.                                      38,933,550(6)          5.934%
                                   82 Devonshire Street
                                   Boston, MA

(1) The words "group" and "beneficial" are as defined in regulations issued by the Securities and Exchange Commission (SEC). Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the Form 13G filed by the named entity with the SEC.
(2)   These shares have equal voting rights with the Common Stock.
(3) Held as Trustee under the Xerox Employee Stock Ownership Plan. Each participant may direct the Trustee as to the manner in which shares allocated to his or her account shall be voted. The Trust Agreement provides that the Trustee shall vote any shares allocated to participants' accounts as to which it has not received voting instructions and any shares which have not been so allocated, in the same proportions as shares in participants' accounts as to which voting instructions are received. The power to dispose of shares is governed by the terms of the Plan and elections made by participants.
(4) Within this total as to certain of the shares, State Street Bank and Trust Company has sole voting power for 8,127,458 shares, shared voting power for 10,923,792 shares, sole dispositive power for 8,977,028 shares and shared dispositive power for 10,786,094 shares.
(5) Percentage based upon assumption that all Series B Convertible Preferred Stock were converted into 52,707,078 shares of Common Stock.
(6) Within this total as to certain shares, FMR Corp. has sole voting power for 1,755,844 shares and sold dispositive power for 38,933,550 shares.

Shares of Common Stock and Series B Convertible Preferred Stock of the Company owned beneficially by its directors and nominees for director, each of the executive officers named in the Summary Compensation Table below and directors and all officers as a group, as of March 31, 1999, were as follows:


-------------------------------------------------------------------------------
                                                    Amount            Total
         Name of                                  Beneficially        Stock
       Beneficial Owner                               Owned         Interest
-------------------------------------------------------------------------------
       Paul A. Allaire ..........................   x,xxx,xxx,     x,xxx,xxx,
       William F. Buehler .......................       xx,xxx        xxx,xxx
       B. R. Inman ..............................        x,xxx         xx,xxx
       Antonia Ax:son Johnson ...................        x,xxx          x,xxx
       Vernon E. Jordan, Jr. ....................       xx,xxx         xx,xxx
       Yotaro Kobayashi .........................       xx,xxx         xx,xxx
       Hilmar Kopper ............................        x,xxx         xx,xxx
       Ralph S. Larsen ..........................       xx,xxx         xx,xxx
       George J. Mitchell .......................        x,xxx          x,xxx
       N. J. Nicholas, Jr. ......................       xx,xxx         xx,xxx
       John E. Pepper ...........................       xx,xxx         xx,xxx
       A. Barry Rand ............................      xxx,xxx        xxx,xxx
       Barry D. Romeril .........................      xxx,xxx        xxx,xxx
       Patricia F. Russo ........................          xxx          x,xxx
       Martha R. Seger ..........................        x,xxx         xx,xxx
       Thomas C. Theobald .......................        x,xxx         xx,xxx
       G. Richard Thoman ........................      xxx,xxx      x,xxx,xxx
       Directors and All Officers as a group ....   x,xxx,xxx,     x,xxx,xxx,
-------------------------------------------------------------------------------

The shares of Common Stock, and Series B Stock owned by each director and officer named and by all directors and officers as a group represent less than 1% of the aggregate number of shares of Common Stock and Series B Stock outstanding at March 31, 1999. The numbers shown in the Amount Beneficially Owned column are the shares of Common Stock considered owned by the directors and officers in accordance with SEC rules, including shares of Common Stock which officers and directors had a right, within 60 days, to acquire upon the exercise of options or rights, all of which shares were deemed outstanding for purposes of computing the percentage of Common Stock and Series B Stock outstanding and beneficially owned. The numbers shown in the Total Stock Interest column include the amount shown in the Amount Beneficially Owned column plus options held by officers not exercisable within 60 days, incentive stock units and restricted shares, as well as the interests of officers and directors in the Xerox Stock Fund under the Profit Sharing and Savings Plan and the Deferred Compensation Plans.

Executive Compensation

Report of the Executive Compensation and Benefits
Committee of the Board of Directors

Executive Officer Compensation

The compensation paid to the Company's executive officers is determined by the Executive Compensation and Benefits Committee (Committee) of the Board of Directors. The Committee's members are each independent, non-employee directors of the Company who establish the policies that govern the compensation paid to Xerox executive officers, determine overall and individual compensation goals and objectives, grant awards and certify achievement of performance under the Company's various annual and long-term incentive plans and approve actual compensation payments.

The compensation policy established by the Committee provides that target levels of compensation as well as the benefits provided executive officers are intended to be equal to or better than the compensation paid by other companies in the marketplace in which Xerox operates and competes for equivalent skills and competencies for positions of similar responsibilities and desired levels of performance. The Company's executive compensation policies, plans and programs are designed to provide competitive levels of compensation that align pay with the Company's annual and long-term performance objectives and that recognize corporate and individual achievement while supporting the Company objectives of attracting, motivating and retaining high performing executives. In order to determine appropriately competitive levels of compensation, the Committee annually reviews, evaluates and compares Xerox executive officer compensation to relevant external, competitive compensation data. At its meeting on December 7, 1998, the Committee reviewed the reported compensation data of firms which were part of the Business Week Computers and Peripherals Industry Group (which are included in the data shown on the performance graph on page 17 below), as well as a broader group of organizations with which the Company is likely to compete for executive expertise and which are of similar size and scope. The latter group includes large capitalization, multinational companies in technology, office equipment and other industries

Base salaries are determined by the Committee, in its judgment, taking into account the competitive data referenced above. In addition, a substantial portion, generally two-thirds or more of targeted total compensation, of each executive officer's total compensation is at risk and variable from year to year because it is linked to specific performance measures of the business.

The three principal variable pay programs that were utilized in 1998 to align executive officer pay with Company and individual performance as reported in this Proxy Statement are briefly described below:

      Executive Performance Incentive Plan (EPIP): This plan, approved by Shareholders at the Company's Annual Meeting on May 18, 1995, provides the Committee with an incentive vehicle to compensate eligible executives for significant contributions to the performance of the Company while preserving the tax deductibility of payments made under the Plan even if an executive's compensation exceeds $1,000,000 in any year as described in
   Section 162(m) of the Internal Revenue Code of 1986, as amended. Awards under the Plan are made from incentive payment pools created by applying pre-determined percentages to appropriately relevant performance measures as described in the Plan. These measures and percentages for awards made by the Committee in effect during 1998 were 2% of the Company's Document Processing profit before tax (PBT) for the 1998 one-year performance period, and 1 1/2% of cumulative PBT for the three-year performance period commencing in 1998. Ten percent (10%) of the resulting incentive payment PBT pool is payable to the Chief Executive Officer and the President of the Company, respectively, and five percent (5%) of the pool is payable to every other participant in the Plan. The Plan provides the Committee with discretion to reduce the amount otherwise payable under an award to any participant to any amount, including zero, except in the case of a change in control as defined. The amount determined by the above formula cannot be increased. For the full year 1998, the Chief Executive Officer, President, and ten (10) other executive officers participated in the Plan.

   For 1998, the PBT pool amounted to $49,980,000 and the Committee exercised its discretion by reducing total amounts payable to participating executive officers from the pool from $35,000,000 to $6,702,800.

      Annual Performance Incentive Plan (APIP): Under the APIP, executive officers of the Company may be entitled to receive performance-related cash payments provided that annual, Committee-established performance objectives are met. At its meetings held October 13, 1997 and December 8, 1997, the Committee approved for each officer not participating in EPIP, an annual incentive target and maximum opportunity expressed as a percentage of their 1998 base salary. At its meeting held on February 2, 1998 the Committee also established overall Document Processing threshold, target and maximum measures of performance and associated payment schedules. The performance measures and weightings for 1998 were earnings per share (35%), revenue growth (25%), cash generation (10%), customer satisfaction (10%) and customer loyalty (10%) and employee satisfaction (10%). Additional goals were established subsequently for each officer that included business unit specific and / or individual performance goals and objectives. The weights associated with each business unit specific or individual performance goal and objective used vary and range from 20 percent to 50 percent of the total.

   For 1998, the performance against established measures was mixed. EPS exceeded maximum performance levels, revenue growth performance was slightly below target performance levels, while cash generation goals did not meet threshold levels. Customer satisfaction and customer loyalty and employee motivation and satisfaction were slightly below target performance measures under the plan. Overall, executive officers received payments that were larger than those made for 1997 performance. This reflected an increase in bonus target. The payments ranged from 91.0% to 159.2% of target bonus opportunity.

      Leveraged Executive Equity Plan (LEEP): Under the terms of the 1991 Long-Term Incentive Plan, the Committee has implemented a three-year plan beginning in 1998 for key management executives, including most executive officers, that focuses on the achievement of performance objectives of the Document Processing business of the Company. When the objectives of the plan are achieved, shareholder value is enhanced and the plan provides for an opportunity to realize long-term financial rewards. LEEP requires that each executive participant must directly or indirectly maintain an investment in shares of common stock of the Company having a value as of December 31, 1997 of either 100%, 200%, 300% or 400% of a participant's annual base salary (investment shares). A 1998 award was made under LEEP to approximately 40 key executives that provided for non-qualified stock options for shares of common stock and incentive stock units, based upon the ratio of ten option shares and two incentive stock units for each investment share. The options become exercisable in three annual cumulative installments beginning in the year following the award. The incentive stock rights are payable in shares of common stock and vest in three annual installments beginning in the year following the award, provided specific Document Processing earnings per share (EPS) goals were achieved for each preceding year. Thirty-three percent (33%) of the non-qualified stock options granted under the 1998 cycle became exercisable on January 1, 1999.


   In addition, seven key executives received one-year LEEP awards with respect to 1998 EPS performance alone and stock options vesting January 1, 1999.

   For 1998, the EPS goal was achieved and thirty-three percent (33%) of the incentive stock units vested.

Chief Executive Officer Compensation

The compensation paid to Paul A. Allaire, Chairman of the Board of Directors and Chief Executive Officer for the performance year 1998 was established by the Committee at its February 2, 1998 and February 1, 1999 meetings. The Committee's actions are described below as they relate to each component of Mr. Allaire's 1998 compensation as reported in the charts and tables that accompany this report.

      Base Salary: Mr. Allaire's base salary remained at $975,000, unchanged from 1997.

      1998 Bonus: The Committee authorized a payment under the EPIP program, described above, in the amount of $1,600,000. The amount of bonus determined utilizing the formula of the EPIP was reduced at the Committee's discretion to align the payment with the same Company, organizational and individual performance unit performance measures utilized by the Committee in determining the payments to other executives of the Company paid under the Company's APIP also described above. A portion of the bonus awarded was approved by the Committee based on its subjective assessment of Mr. Allaire's performance against organizational governance, productivity improvement and Financial Services goals, which the Committee had established for Mr. Allaire early in 1998. Mr. Allaire's 1998 bonus was approximately 80% of the bonus he received for 1997.

      Long-Term Incentive: Under the provisions of the LEEP described above, Mr. Allaire vested in the right to exercise thirty-three percent (33%) of the non-qualified stock options granted in 1998. Additionally, thirty-three percent (33%) of the incentive stock units awarded under the LEEP with respect to the 1998 performance year became vested on March 1, 1999 resulting from previously established EPS goals.

Detailed information concerning Mr. Allaire's compensation as well as that of other highly compensated executives is displayed on the accompanying charts and tables.
                                      Ralph S. Larsen, Chairman
                                      B. R. Inman
                                      Antonia Ax:son Johnson
                                      John E. Pepper
                                      Patricia F. Russo
February 1, 1999

Compensation Committee Interlocks and Insider Participation

Paul A. Allaire, Chairman and Chief Executive Officer of the Company, serves on the compensation committee of Lucent Technologies, Inc. Patricia F. Russo, a director of the Company, is an Executive Vice President of Lucent and serves on the Executive Compensation and Benefits Committee of the Company.

Summary Compensation Table

The Summary Compensation Table below provides certain compensation information for the Chief Executive Officer and the four most highly compensated key executive officers (Named Officers) serving at the end of the fiscal year ended

December 31, 1998 for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996. The table includes the dollar value of base salary, bonus earned, option awards (shown in number of shares) and certain other compensation, whether paid or deferred. All option awards and share information appearing in this report have been adjusted to reflect the two-for-one stock split announced on January 26, 1999.

                          SUMMARY COMPENSATION TABLE

                                                         Annual Compensation
                                     ------------------------------------------------------------
                                                            Annual Bonus
                                          -----------------------------------------------
                                                                                      Total
                                                                                     Annual
                                                                                      Bonus
          Name and                                    EPIP             91 Plan       ($) (C)
     Principal Position       Year    Salary($)      ($)(A)             ($)(B)       (= A+B)
----------------------------  ----    ------------ ---------       -------------   -------------
Paul A. Allaire ............  1998     975,000       1,600,000        2,924,133       4,524,133
Chief Executive Officer       1997     975,000       2,000,000        4,479,449       6,479,449
                              1996     958,333         910,000        3,054,900       3,964,900
G. Richard Thoman ..........  1998     700,000         930,000        2,099,341       3,029,341
Chief Operating Officer       1997     388,885         560,000        1,788,657       2,348,657
A. Barry Rand ..............  1998     475,000         353,000          949,657       1,302,657
Executive Vice President      1997     469,333         350,000        1,419,686       1,769,686
                              1996     436,833         160,000          968,119       1,128,119
Barry D. Romeril ...........  1998     513,333         488,000          909,740       1,397,740
Executive Vice President      1997     452,688         334,062        1,419,686       1,753,748
                              1996     436,841         300,000          968,119       1,268,119
William F. Buehler .........  1998     464,833         450,000          857,704       1,307,704
Executive Vice President      1997     426,833         350,216        1,331,098       1,681,314
                              1996     413,333         350,000          907,107       1,257,107


                                                              Long-Term
                                                         Compensation Awards
                             -------------------------------------------------------------------------------------------
                                                                                     Securities
                                                                     LTIP            Underlying
                             Other Annual       Restricted          Payout            Options /             All Other
          Name and            Compensation         Stock       (EPS Overach.)           SARs              Compensation
     Principal Position         ($)(D)           ($)(E)             ($)(F)             (#)(G)               ($)(H)
------------------------------------------------------------------------------------------------------------------------
Paul A. Allaire ............ 177,310                     0             0              239,082               318,455
Chief Executive Officer      133,250             3,381,252     5,389,186              883,858               213,477
                             177,580                     0             0                    0               243,857
G. Richard Thoman .......... 374,636             1,793,683             0              335,128             3,960,560
Chief Operating Officer       45,000             6,962,500       399,552            1,801,052                42,567
A. Barry Rand .............. 152,785             2,085,938             0               77,652                92,448
Executive Vice President      73,033                     0     1,707,893              181,188                73,984
                              54,896               659,300             0                    0                88,309
Barry D. Romeril ........... 138,049             1,145,903             0              178,822               114,853
Executive Vice President      62,158             4,226,565     1,707,893              173,558               108,370
                              45,152               659,300             0                    0               112,014
William F. Buehler .........  91,953             1,145,903             0              174,568                98,868
Executive Vice President      56,000             1,690,626     1,603,402              163,632                97,840
                              52,880                     0             0                    0                92,956

(A)  This column reflects annual cash bonuses earned during 1998 under EPIP.
(B)  This column reflects amounts earned under the Company's 1991
     Long-Term Incentive Plan (1991 Plan). Under the 1991 Plan, awards of incentive stock units were made in 1998 to each of the Named
     Officers which become payable as to one-third of the total if the Company's Document Processing earnings per share reach a specified level in 1998, 1999 and 2000. The 1998 level was reached and one-third of the units, became payable. Accordingly, the value of one-third of the incentive stock units, is reported in the column above for the year in which the earnings per share objective is reached. The Company and the Executive Compensation and Benefits
     Committee view these amounts as long-term incentive compensation.
(C)  Total Annual Bonus is the sum of the amounts under the EPIP and 1991 Plan.
(D) Other Annual Compensation includes executive expense allowance, dividend equivalents paid on outstanding incentive stock rights, perquisite compensation and above market interest on deferred compensation. Also included in Other Annual Compensation is $50,337 of perquisite compensation for G. Richard Thoman, $34,881 of which relates to personal use of corporate aircraft.
(E) This column reflects incentive stock unit rights awarded under the 1991 Plan or a predecessor plan where each unit represents one share of stock to be issued upon vesting at the attainment of a specific retention period. Each unit is entitled to the payment of dividend equivalents at the same time and in the same amount declared on one share of the Company's common stock. The number of units held by the Named Officers and their value as of December 31, 1998 (based upon the closing market price on that date of $59.000 was as follows:
     P.A. Allaire--80,000 ($4,720,000), G. R. Thoman-- 200,000
     ($11,800,000), A.B. Rand--125,252 ($7,389,868), B.D.
     Romeril--163,852 ($9,667,268), and W.F. Buehler-- 88,000
     ($5,192,000).
(F) This column reflects a long-term payout made with respect to the performance years 1995, 1996 and 1997 under EPIP. The awards made by the Committee in 1995 established a long-term bonus pool based upon 1 1/2% of the cumulative Document Processing profit before tax for the three-year period. A percentage of the pool was awarded to Paul
     A. Allaire (10%) and to each of the other (11) executive officers
     (5%). As provided by EPIP, the Committee exercised its discretion to reduce the amounts otherwise payable under the foregoing formula to an amount, which would otherwise have been payable based upon the degree to which cumulative earnings per share during such three-year period exceeded a pre-established specified target.
(G) The Company no longer issues stock appreciation rights (SARs) in tandem with options. All of the options granted were awarded under LEEP. As discussed under the Report of the Executive Compensation and Benefits Committee above, LEEP is a three-year program.
(H) The total amounts shown in this column for the last fiscal year consist of the Company's profit sharing contribution, whether under the Profit Sharing and Savings Plan or its policy of paying directly to the officer the amount which cannot be made under the Plan by reason of the Employee Retirement Income Security Act of 1974, and the estimated dollar value of the benefit to the officer from the Company's portion of insurance premium payments under the Company's Contributory Life Insurance Plan on an actuarial basis. The Company will recover all of its premium payments at the end of the term of the policy, generally at age 65. The amounts were: P.A. Allaire:
     $297,500 profit sharing; $20,955 life insurance; G.R. Thoman:
     $126,000 profit sharing; $84,560 life insurance; A.B. Rand: $82,500 profit sharing; $9,948 life insurance; B.D. Romeril: $84,740 profit sharing; $30,114 life insurance; and W.F. Buehler: $81,505 profit sharing; $17,363 life insurance. A portion of the profit sharing amount was delivered in the form of stock options. In addition, the amount shown for G. R. Thoman includes a payment of $3.75 million, which was agreed to be paid in 1998, 1999 and 2000 under the Letter Agreement entered into with Company in June, 1997 in connection with his joining the Company. The payments are intended to replace the value of forfeited in-the-money vested stock options from his former employer.

Option Grants

The following table sets forth information concerning awards of stock options to the Named Officers under the Company's 1991 Plan and the 1998 Employee Stock Option Plan (1998 Plan) during the fiscal year ended December 31, 1998. The amounts shown for potential realizable values are based upon arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the options, pursuant to SEC regulations. Based upon a ten-year option term, this would result in stock price increases of 63% and 159% respectively or $76.354 and $121.582 for the options with the $46.875 exercise price. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 656,786,576 shares outstanding held by all shareholders as of December 31, 1998. Any gains to the Named Officers and the shareholders will depend upon future performance of the common stock of the Company as well as overall market conditions.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at Assumed
                                                                                           Annual Rates of Stock Price
                                                                                                  Appreciation
                                          Individual Grants (1) (2) (3)                          for Option Term
                             -------------------------------------------------------- -------------------------------------
                               Number of
                               Securities      % of Total
                               Underlying   Options Granted   Exercise or
                                Options     to Employees in   Base Price   Expiration
Name                          Granted (#)     Fiscal Year       ($/Sh)        Date          5% ($)             10% ($)
---------------------------- ------------- ----------------- ------------ ----------- ------------------ ------------------
Paul A. Allaire ............    239,082    2.46%              $ 46.875      12/31/08   $     7,048,002    $    17,861,022
G. Richard Thoman ..........    171,648    3.46%              $ 46.875      12/31/08   $     5,060,086    $    12,823,252
                                163,480                       $ 54.8594     12/31/08   $     5,640,188    $    14,293,343
A. Barry Rand ..............     77,652    0.80%              $ 46.875      12/31/08   $     2,289,137    $     5,801,123
Barry D. Romeril ...........     74,382    1.84%              $ 46.875      12/31/08   $     2,192,739    $     5,556,832
                                104,440                       $ 54.8594     12/31/08   $     3,603,262    $     9,131,373
William F. Buehler .........     70,128    1.80%              $ 46.875      12/31/08   $     2,067,334    $     5,239,030
                                104,440                       $ 54.8594     12/31/08   $     3,603,262    $     9,131,373
                                -------                       ---------     --------   ---------------    ---------------
All Shareholders ...........      N/A            N/A             N/A             N/A   $24,550,632,544    $62,216,123,086

(1) All options are exercisable 33% on January 1, 1999, 33% on January 1, 2000 and 34% on January 1, 2001.
(2) Exercise price is based upon fair market value on the effective date of the award.
(3) Options may be accelerated as a result of a change in control as described below.

Option Exercises/Year-End Values

The following table sets forth for each of the Named Officers the number of shares underlying options and SARs exercised during the fiscal year ended December 31, 1998, the value realized upon exercise, the number of options/SARs unexercised at year-end and the value of unexercised in-the-money options/SARs at year-end.

           AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUE

                                                                    Number of Shares
                                Number of                        Underlying Unexercised     Value of Unexercised In-the-
                                 Shares                              Options/SARs at           Money Options/SARs at
                               Underlying                              FY-End (#)                  FY-End ($) (B)
                              Options/SARs        Value       ----------------------------- ----------------------------
Name                          Exercised (#)  Realized ($) (A)  Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------- -------------- ----------------- ------------- --------------- ------------- --------------
Paul A. Allaire ............     200,000        $8,275,950      1,385,440      1,122,940     $57,676,613   $21,284,030
G. Richard Thoman ..........           0        $        0        360,540      1,775,640     $ 8,878,298   $37,620,136
A. Barry Rand ..............     120,000        $3,927,936        107,520        258,840     $ 4,425,120   $ 5,094,695
Barry D. Romeril ...........     107,520        $4,021,565              0        352,380     $         0   $ 5,358,289
William F. Buehler .........      90,880        $3,361,514              0        338,200     $         0   $ 5,079,187

(A) The value realized is based upon the difference between the exercise price and the average of the high and low prices on the date of exercise.
(B) The value of unexercised options/SARs is based upon the difference between the exercise price and the average of the high and low prices on December 31, 1998 of $59.4375. Option/SARs may be accelerated as a result of a change in control as described below.

Retirement Plans

Retirement benefits are provided to the executive officers of the Company including the Named Officers under both a funded company-wide plan and unfunded executive supplemental plans. The table below shows, under the plans, the approximate annual retirement benefit which would accrue for the number of years of participation at the respective salary rates. The earliest retirement age for benefit commencement is age 55 for certain participants and for all of the other participants would be at varying ages starting no earlier than at age
60. In the event of a change in control (as defined in the plans) there is no age requirement for eligibility. The benefit accrues generally at the rate of 12/3% per year of participation, but for certain key executives the rate is accelerated to 2 1/2% or 3 1/3%. No additional benefits are payable for participation in excess of 30 years.



                                                       Annual benefits for years of participation indicated
                                                     ------------------------------------------------------
Average annual compensation for five highest years   15 years      20 years      25 years      30 years
-----------------------------------------------------------------------------------------------------------
 700,000 .........................................    171,000       228,000       285,000       342,000
 800,000 .........................................    196,000       261,000       327,000       392,000
 900,000 .........................................    221,000       295,000       368,000       442,000
1,000,000 ........................................    246,000       328,000       410,000       492,000
1,100,000 ........................................    271,000       361,000       452,000       542,000
1,200,000 ........................................    296,000       395,000       493,000       592,000
1,300,000 ........................................    321,000       428,000       535,000       642,000
1,400,000 ........................................    346,000       461,000       577,000       692,000
1,500,000 ........................................    371,000       495,000       618,000       742,000
1,600,000 ........................................    396,000       528,000       660,000       792,000
1,700,000 ........................................    421,000       561,000       702,000       842,000
1,800,000 ........................................    446,000       595,000       743,000       892,000
1,900,000 ........................................    471,000       628,000       785,000       942,000
2,000,000 ........................................    496,000       661,000       827,000       992,000
2,100,000 ........................................    521,000       695,000       868,000     1,042,000
2,200,000 ........................................    546,000       728,000       910,000     1,092,000
2,300,000 ........................................    571,000       761,000       952,000     1,142,000
2,400,000 ........................................    596,000       795,000       993,000     1,192,000
2,500,000 ........................................    621,000       828,000     1,035,000     1,242,000
2,600,000 ........................................    646,000       861,000     1,077,000     1,292,000
2,700,000 ........................................    671,000       895,000     1,118,000     1,342,000
2,800,000 ........................................    696,000       928,000     1,160,000     1,392,000
2,900,000 ........................................    721,000       961,000     1,202,000     1,442,000
3,000,000 ........................................    746,000       995,000     1,243,000     1,492,000
3,100,000 ........................................    771,000     1,028,000     1,285,000     1,542,000
-----------------------------------------------------------------------------------------------------------

The maximum benefit is 50% of the five highest years' annual compensation reduced by 50% of the primary social security benefit payable at age 65. The benefits shown are payable on the basis of a straight life annuity and a 50% survivor annuity for a surviving spouse. The plans provide a minimum benefit of 25% of defined compensation reduced by such social security benefit other than for the key executives accruing benefits at the accelerated rate.

The following individuals have the indicated years of participation in the plans:


                                     Years of
  Name                            Participation
-------------------------------------------
  Paul A. Allaire ...................   32
  G. Richard Thoman .................    2
  A. Barry Rand .....................   30
  Barry D. Romeril ..................    5
  William F. Buehler ................    7
--------------------------------------------

Compensation under the plans includes the amounts shown in the salary and bonus columns under the Summary Compensation Table other than payments under the 1991 Plan to the extent included in the bonus column. The current compensation covered by the plans for the Named Officers is as follows:


                                               Covered
  Name                                  Current Compensation
---------------------------------------------------------------
  Paul A. Allaire .......................   $ 2,575,000
  G. Richard Thoman .....................   $ 1,630,000
  A. Barry Rand .........................   $   828,000
  Barry D. Romeril ......................   $ 1,001,333
  William F. Buehler ....................   $   914,833
--------------------------------------------------------------
Certain Transactions

In connection with his retirement, and in appreciation for his dedication during his 30 years of service with the Company, A. B. Rand, formerly Executive Vice President of the Company, received a payment which is reflected in the column "All Other Compensation" in the Summary Compensation Table. In addition, Mr. Rand is receiving salary continuance payments totaling $876,912. Upon his retirement, Mr. Rand will receive retirement benefits under the Company's existing retirement plans (see "Retirement Plans").

In connection with Michael Miron, Executive Vice President of the Company, joining the Company, the Company agreed to pay Mr. Miron a signing bonus of $250,000 and to recommend to the Executive Compensation and Benefits Committee that Mr. Miron be awarded 235,000 stock options and 14,000 incentive stock rights to compensate him for the forfeiture of unvested stock options and any other compensation from his then current employer. The Company also agreed to his participation in the short-term severance arrangement described below.

There are agreements between the Company and four of its present executive officers, including Paul A. Allaire, which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company, other than because of death or disability, commencing prior to a potential change in control (as defined), or for cause (as defined), or by the officers for good reason (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to three times the sum of (A) the greater of (1) the officer's annual rate of base salary on the date notice of termination is given and (2) his/her annual rate of base salary in effect immediately prior to the change in control and (B) the greater of (1) the annual target bonus applicable to such officer for the year in which such notice is given and (2) the annual target bonus applicable to such officer for the year in which the change in control occurs.

Cause for termination by the Company is the: (i) willful and continued failure of the officer to substantially perform his/her duties, (ii) willful engagement by the officer in materially injurious conduct to the Company, or (iii) conviction of any crime which constitutes a felony. Good reason for termination by the officer includes, among other things: (i) the assignment of duties inconsistent with the individual's status as an officer or a substantial alteration in responsibilities, (ii) a reduction in base salary and/or annual bonus, (iii) the relocation of the officer's principal place of business, (iv) the failure of the Company to maintain compensation plans in which the officer participates or to continue providing certain other existing employment benefits, or (v) disability commencing after a potential change in control. The agreements also provide that in the event of a potential change in control (as defined) each officer, subject to the terms of the agreements, will remain in the employ of the Company for nine months following the occurrence of any such potential change in control. The agreements are automatically renewed annually unless the Company gives notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change in control of the Company.

All non-qualified options under the 1991 and the 1998 Plans are accompanied by option surrender rights. Upon the occurrence of an event constituting a change in control, as defined in the plans, all such rights become payable in cash based upon a change in control price as defined in the plans. The 1991 Plan also provides that upon the occurrence of such an event, all incentive stock rights and performance unit rights become payable in cash. In the case of rights payable in shares, the amount of cash is based upon such change in control price and in the case of rights payable in cash, the cash value of such rights. Rights payable in cash but which have not been valued at the time of such an event are payable at the maximum value as determined by the Executive Compensation and Benefits Committee at the time of the award. Upon accelerated payment, such rights and any related non-qualified stock options will be canceled.

From time to time when the Company hires senior experienced executives, special short-term severance arrangements may be made. Typically, these arrangements provide for severance pay equal to 24 months of compensation in the event of involuntary termination during the first 24 months of employment.


The Company has established grantor trusts with a bank for the purpose of paying amounts due under the deferred compensation plan and the agreements with four executive officers described above, and the unfunded supplemental retirement plans described above. The trusts are presently unfunded but the Company would be required to fund the trusts upon the occurrence of certain events.


The law firm of Akin, Gump, Strauss, Hauer & Feld, of which Vernon E. Jordan, Jr. is a partner, was retained by and rendered services to the Company in 1998.



Eight-Year Performance Comparison

The graph below provides a comparison of Xerox cumulative total shareholder return with the Standard & Poor's 500 Composite Stock Index and the Business Week Computers and Peripherals Industry Group, excluding Xerox (Peer Group).


          Comparison of Eight-Year Cumulative Total Return
             Xerox               S&P                 Business Week
         Corporation             500             Computers & Peripherals
 1990           100                100                     100
             125.75             107.59                   99.2
             151.5              115.17                   98.4
             177.25             122.76                   97.6
 1991        202.95             130.34                   96.8
             213.35             132.82                   93.28
             223.75             135.3                    89.76
             234.15             137.78                   86.24
 1992        244.52             140.26                   82.74
             255                143.78                   85
             265.48             147.29                   87.26
             275.96             150.8                    89.52
 1993        286.45             154.33                   91.77
             296.56             154.86                   97.62
             306.67             155.44                  103.47
             316.78             156.02                  109.32
 1994        326.87             156.43                  117.56
             361.09             171.07                  127.5
             395.31             185.71                  139.85
             429.53             200.35                  152.2
 1995        463.76             214.99                  160.91
             484.51             227.3                   174.92
             505.26             239.61                  180.42
             526.01             251.92                  201.33
 1996        546.77             264.22                  226.47
             642.24             287.5                   237.7
             827.65             318.65                  271.04
             835.47             331.07                  312.45
 1997        781.34             352.48                  304.33
            1130.15             402.25                  334.03
            1082.88             415.53                  381.61
             906.43             404.61                  414.8
 1998       1266.24             453.86                  553.84


This graph assumes the investment of $100 on December 31, 1990 in Xerox Common Stock, the S&P 500 Index and the Peer Group Common Stock, and reinvestment of quarterly dividends at the monthly closing stock prices. The returns of each company have been weighted annually for their respective stock market capitalizations in computing the S&P 500 and Peer Group indices.

Directors and Officers Liability Insurance and Indemnity

In January 1999 the Company extended its policies for directors and officers liability insurance covering all directors and officers of the Company and its subsidiaries. The policies are issued by Federal Insurance Company, National Union Fire Insurance Company Of Pittsburgh P.A., Reliance Insurance Company, Chubb Atlantic Ltd., Gulf Insurance Company and A.C.E Insurance Company, Ltd., have a three year term from June 25, 1999 to June 25, 2002, and a total annual premium of $516,617. No claims have been paid under these policies.


Section 16(a) Beneficial Ownership Reporting Compliance

There was a failure to file one Form 4, Beneficial Ownership Report, on a timely basis with the SEC as required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of Mr. John E. Pepper, Chairman, Procter & Gamble Company, who purchased shares of the Company's common stock. The purchase was reported in the next reporting period.


Proposal 2--Election of Independent Auditors

The Board of Directors recommends that KPMG LLP, independent certified public accountants, be elected independent auditors of the Company for 1999. The recommendation is made on the advice of the Audit Committee, composed of B.R. Inman, Antonia Ax:son Johnson, John E. Pepper, Martha R. Seger and Thomas C. Theobald, all directors but not officers of the Company. KPMG LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Representatives of the firm are expected to be at the meeting to respond to appropriate questions and to make a statement, if they wish.


Proposal 3--Shareholder Approval of Amendments to the 1991 Long-Term Incentive Plan

BACKGROUND

At its meeting held April 6, 1999, the Board of Directors approved amendments to the Company's 1991 Long-Term Incentive Plan as previously amended (1991
Plan) to (1) extend its termination date from May 16, 2001 to May 20, 2004 and
(2) increase the number of shares authorized for issuance. At present the 1991 Plan authorizes annually an additional number of shares of Common Stock, par value $1.00 per share, of the Company (Common Stock) for issuance under the 1991 Plan equal in an amount of up to one percent (1%) of the adjusted average common shares of the Company outstanding used to calculate fully diluted earnings (currently called diluted earnings) per share as reported in the annual report to shareholders for the preceding year. It is proposed that this amount of increase per year be raised to two percentage points (2%) in order to provide management with greater flexibility in creating compensation levels that are competitive with those of other companies which are vying for the same executive talent. Stock based awards have become increasingly important when the Company seeks to hire the kind of talented executives needed to drive the Company's business objectives. The Company competes for executive talent with a number of high technology companies, some of whom are included in the performance graph on page 17. These companies have traditionally utilized aggressive amounts of stock based awards to compensate, motivate and retain executive talent.


For the year 1999 under the existing provisions of the 1991 Plan a total of 6,740,540 additional shares has become available for awards. As proposed to be amended, this number would increase by 6,740,540 additional shares, for a total of 13,481,080 becoming available during 1999.


Accordingly, the Board of Directors recommends that the shareholders approve the proposed amendments to the 1991 Plan.

SUMMARY OF 1991 PLAN

A summary description of the 1991 Plan as proposed to be amended follows. This description is qualified in its entirety by reference to the specific provisions of the 1991 Plan which has been filed with the Securities and Exchange Commission as proposed to be amended herein.

General

In addition to the increase in shares which become available each year, the 1991 Plan also reserves for issuance any shares which (1) had been reserved for issuance under a prior plan, (2) are exchanged by a participant as payment to the Company in connection with any award under the 1991 Plan and the prior plan and (3) were available in any prior year under the 1991 Plan but not actually issued in such years. As of March 31, 1999 a total of 5,078,878 shares were currently available for awards under the 1991 Plan (without giving effect to the proposed amendment).


Awards made under the 1991 Plan which are settled in cash or any form other than the issuance of shares are not counted in determining the shares available for issuance under the 1991 Plan. Likewise, the payment of dividends or dividend equivalents in shares in conjunction with any awards under the 1991 Plan are not counted against the shares available for issuance. Within the aggregate share issuance limitation set forth above, and after giving effect to the two-for-one stock split distributed on February 23, 1999, no more than (a) 30 million shares will be available for issuance of incentive stock options ("ISOs") and (b) 24,314,612 will be available for "stock awards" (see Types of Awards for a description) granted under the 1991 Plan. What is more, no more than 10 million shares can be made subject to any form of stock-based awards under the 1991 Plan to any single individual during the life of the 1991 Plan.


In the event of changes, such as a stock split or stock dividends, in the outstanding Common Stock of the Company or other changes affecting such shares, the 1991 Plan provides for appropriate adjustments in the number of shares available for issuance and covered by outstanding awards and/or in the price per share for outstanding awards.


The 1991 Plan is administered by the Executive Compensation and Benefits Committee as the administering committee with the authority to make all decisions and determinations in administering the 1991 Plan. The Compensation Committee is authorized to create a subcommittee to administer the 1991 Plan to the extent provided by the Executive Compensation and Benefits Committee (the Committee and such subcommittee are together referred to as the Committee). The Compensation Committee, or such subcommittee, must be comprised of not less than three non-employee members of the Board of Directors qualified to serve under the criteria set forth in Rule 16b-3 of the Securities Exchange Act of 1934 ("1934 Act") and Section 162(m) of the Internal Revenue Code of 1986 (the
Code). Except for the power to amend, the Compensation Committee may delegate to one or more officers of the Company certain or all of its powers under the 1991 Plan other than determinations regarding awards made to eligible employees who are subject to Section 16 of the 1934 Act or who are Covered Employees.


The Compensation Committee may amend the 1991 Plan as it deems necessary, provided that no amendment will be made without the approval of shareholders if such amendment would increase the number of shares available for issuance under the plan (other than adjustments for changes in shares) or otherwise cause the plan to not comply with any legal requirement.

Eligibility

Any employee of the Company or of any entity which is controlled by the Company or in which the Company has a significant equity interest will be eligible to receive an award under the 1991 Plan.

Types of Awards

The 1991 Plan provides flexibility in structuring long-term incentive agreements for various groups and levels of executives and other participants. With the exception of cash awards, all awards under the 1991 Plan are denominated in shares, or consist of actual shares, of Common Stock of the Company. Thus, the most significant components of the 1991 Plan rewards participants directly as shareholder value increases.


Stock Options--Stock options constitute rights entitling their holders to purchase shares of the Company's Common Stock during a specified period at a purchase price that is not less than 100% of fair market value on the effective date of grant, or, in the case of a stock option granted as a replacement for another award, such price may be identical to (but not lower than) the fair market value on the effective date of grant of such replaced award. Any stock option granted in the form of an ISO will be intended to comply with the requirements of Section 422 of the Code. Shares purchased upon exercise of stock options must be paid for in full at the time of exercise in cash or such other method as the Committee may permit from time to time. The 1991 Plan prohibits issuance of "reload" options where upon exercise of an outstanding option new options are automatically granted.


Stock Appreciation Rights--Stock appreciation rights (SARs) entitle their recipients to receive payments in cash, shares or a combination as determined by the Committee. Any such payments will represent the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. Such appreciation will be measured by the excess of the fair market value on the exercise date over the fair market value of the Company's Common Stock on the effective date of grant of SARs or the grant of an award which the SAR replaced.


Stock Awards--Stock awards may constitute actual shares of Common Stock or may be denominated in stock units which entitle the recipients to receive future payments in either shares, cash or a combination. Stock awards may include incentive stock rights as well as grants of restricted stock. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment that the Committee determines.


Cash Awards--Cash awards are long-term incentive grants denominated in cash with the eventual payment subject to the restrictions and contingencies that the Committee establishes.


Any awards made under the 1991 Plan may be subject to vesting and payment contingencies that require the attainment of specific future business objectives or other goals, including individual or business unit measures of performance. Awards may be granted singly, in tandem with or in replacement or as alternatives for other awards, including awards made under other plans. Awards, other than cash awards, may earn dividend equivalents.


Generally, all awards under the 1991 Plan are nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order unless the Committee provides otherwise. During the life of the participant, awards can be exercised only by him or her unless the Committee provides otherwise. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 1991 Plan upon the participant's death. Awards granted, and shares issued in conjunction with the settlement of any award, under the 1991 Plan may be subject to forfeiture back to the Company and/or restrictions on transferability for such periods that the Committee determines.

Change In Control

Upon the occurrence of a change in control of the Company, as defined in the 1991 Plan, with certain exceptions, all awards outstanding under the 1991 Plan become immediately vested and are settled or paid-out at change in control prices or other amount as defined in the 1991 Plan.

Federal Tax Aspects of the 1991 Plan

The Company believes that, under the present law, the following are the federal tax consequences generally arising with respect to awards granted under the 1991 Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an option other than an ISO, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The treatment of an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.


With respect to other awards granted under the 1991 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount. Different tax rules may apply with respect to participants who are subject to Section 16 of the 1934 Act.

Awards to Covered Employees

Awards made to Covered Employees will be made by the Committee within the time period required under Section 162(m) of the Code for the establishment of performance goals. The award will specify, among other things, the performance period(s) for such award, the performance criteria and the performance targets. The performance criteria will be any one or more of the following as determined by the Committee: earnings per share, total shareholder return, return on shareholders' equity, economic value added measures, return on assets, revenue, profit before tax, profit after tax, stock price and return on sales. Payment or vesting of awards to Covered Employees will be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero.

THE AMENDMENTS

The proposed amendments to the 1991 Plan are as follows:


  o The first sentence of Section 2 is proposed to be amended to read as follows:

      "The Plan shall be effective as of May 16, 1991 and shall remain in effect until May 20, 2004 unless sooner terminated by the Company's Board of Directors (the "Board")."


  o The first sentence of Section 5 of the 1991 Plan is proposed to be amended to read as follows:

      "For each calendar year from and including 1991 to but excluding 1999, a number of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") equal in an amount of up to one percent (1%) of the adjusted average shares of Common Stock outstanding used to calculate diluted earnings per share (previously known as fully diluted earnings per share) as reported in the annual report to shareholders for the preceding year shall become available for issuance under the Plan; and for the calendar year 1999, and for each calendar year thereafter, a number of shares of Common Stock equal in an amount to two percent (2%) of the adjusted average shares of Common Stock outstanding used to calculate diluted earnings per share (previously known as fully diluted earnings per share) as reported in the annual report to shareholders for the preceding year shall become available for issuance under the Plan."

ADDITIONAL INFORMATION

Since awards under the 1991 Plan are at the discretion of the Committee, the kind and number of awards to any employee cannot now be determined. The number of options granted during 1998 to Named Officers is set forth in column (G) of the Summary Compensation Table. During 1998 2,909,102 options were issued to all current Executive Officers while 7,613,350 were issued to all other employees.

The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite Transactions on March 31, 1999, was $xx.xx.

To be adopted, the proposed amendments must be approved by the holders of a majority of votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE 1991 LONG-TERM INCENTIVE PLAN.

Proposal 4--Shareholder Approval of Amendments to the 1996 Non-Employee
            Director Stock Option Plan

BACKGROUND

At its meeting held on April 6, 1999, the Board of Directors approved amendments to the 1996 Non-Employee Director Stock Option Plan (1996 Plan). The Board has recommended that the shareholders adopt the amendments to the 1996 Plan at this meeting. The purpose of the amendments is to (i) increase the number of shares for which options are granted annually to the non-employee Directors to reflect the recent two-for-one stock split as well as provide for automatic adjustment in the event of future stock splits and (ii) clarify the vesting period. Since the annual option grants are an integral part of the compensation of Directors, failure to make such adjustments has the effect of reducing the value of the option grant and thus reducing the value of total annual director compensation. The proposed adjustment in the number of shares to be subject to annual option grants would take effect with this meeting so that non-employee Directors elected at this meeting will be granted options for 5,000 (instead of 2,500) shares under the 1996 Plan.

The shareholders originally adopted the 1996 Plan at a meeting held on May 16, 1996. The purpose of the 1996 Plan is to increase the ownership interest in the Company of non-employee Directors whose services are considered essential to the Company's continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a Director of the Company.

SUMMARY

A summary description of the 1996 Plan as proposed to be amended follows. This description is qualified in its entirety by reference to the full text of the 1996 Plan which has been filed with the SEC.

The 1996 Plan provides for an automatic annual award of options for 5,000 shares of Common Stock to each person who is a non-employee director following the annual meeting of shareholders. The option exercise price is 100% of the fair market value per share of Common Stock on the date of grant, as defined in the 1996 Plan. Persons elected to the Board between annual meetings are awarded a pro rata portion of the 5,000 annual option share award for the first year of service.

The 1996 Plan covers "non-employee directors" which means a director of the Company who is not an employee of the Company or any subsidiary of the Company (non-employee director). The 1996 Plan authorizes the issuance of up to 2,000,000 shares of the Company's Common Stock, par value $1 per share (Common Stock), upon the exercise of options granted thereunder. (The 2,000,000 shares include the effect of the two-for-one stock split distributed on February 23, 1999.) To the extent an outstanding option expires or terminates unexercised or is canceled or forfeited, the shares subject to the expired, unexercised, canceled or forfeited portion of such option are available again for grants of options under the 1996 Plan.

Options become cumulatively exercisable as to 33% of the shares subject to the option commencing at the end of a waiting period, 33% on the first day of the first year following the waiting period and 34% on the first day of the second year following the waiting period. The waiting period for this purpose is the January 1st next following the annual meeting of shareholders. Options remain exercisable for a period of 10 years (exercise period). Upon the occurrence of a change in control, as defined, the waiting period terminates and all outstanding options become fully exercisable in accordance with the other terms and conditions of the 1996 Plan.

Upon exercise the holder of the option must pay the full purchase price under the option in cash as well as the withholding taxes with respect to such exercise.

The Board of Directors is generally authorized to amend the 1996 Plan from time to time provided that such amendment may not adversely change the terms and conditions of an outstanding option without the optionee's consent.

Options awarded under the 1996 Plan are not transferable other than by will or the laws of descent and distribution except pursuant to a domestic relations order. During the life of the optionee, options under the 1996 Plan are exercisable only by him or her.

If an optionee ceases to be a director of the Company other than by reason of disability, retirement or death, outstanding options can be exercised only to the extent that they were exercisable on the date of termination and expire on the earlier of three months from the date of termination or the expiration of the exercise period. If an optionee ceases to be a director by reason of disability or retirement, each option continues to be exercisable in accordance with its terms. If an optionee dies following termination as a director by reason of disability or retirement, the option continues to be exercisable until the earlier of one year following death or expiration of the exercise period. If the optionee ceases to be a director as a result of death after the expiration of the waiting period, the option becomes immediately vested and exercisable at any time within one year of the optionee's death but in no event after the expiration of the exercise period.

The Company believes that under the present law, the following are the federal tax consequences generally arising with respect to option grants under the 1996 Plan. The grant of an option will create no tax consequences for an optionee or the Company. Upon exercising an option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held. Any gain or loss on a later disposition of shares acquired through the exercise of an option will constitute capital gain or loss to the optionee equivalent to the difference between the share proceeds and the aforementioned fair market value. The applicable holding period to determine whether such gain is long- or short-term is measured from the date of the option exercise. There will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.


In the event of any change in the number of issued shares of Common Stock, such as stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares of Common Stock, the total number of shares reserved for issuance under the 1996 Plan, the number of shares for which options are automatically granted annually, the number of shares covered by each outstanding option and the purchase price per share will be appropriately adjusted. The 1996 Plan will be administered by the Company's Office of Corporate Secretary.

THE AMENDMENTS

The proposed amendments to the 1996 Plan are as follows:


  o The first sentence of Section 8.1 of the 1996 Plan is amended to read in its entirety as follows:

      "On the date of the 1996 Annual Meeting of shareholders of the Company and, thereafter, on the date of each annual meeting of shareholders of the Company through 1998 each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 2,500 Shares. On the date of each Annual Meeting of shareholders of the Company (or any adjournment thereof) for the calendar years 1999 and thereafter, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 5,000 Shares. The number referred to in the preceding sentence shall be subject to adjustment as provided in Article XI."

  o The first sentence of Section 8.3 of the 1996 Plan is amended to read in its entirety as follows:

      "The Shares subject to an Option may be purchased commencing on the January 1 next following the annual meeting of shareholders (the "Waiting Period") as follows:
         33% of such Shares commencing at the end of the Waiting Period; 33% of such Shares commencing on the first day of the first year following the Waiting Period; and

         34% of such Shares commencing on the first day of the second year following the Waiting Period.

  o Section 11.1 of the 1996 Plan is amended to read in its entirety as follows:

      "11.1 If the Company shall at any time change the number of issued
           Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan and the number of Shares subject to Options to be granted under
           Section 8.1 shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed."

ADDITIONAL INFORMATION

During 1998 no options were granted to Named Officers since they are not eligible for grants under the 1996 Plan. During 1998 options for 2,500 shares were granted to each of the non-employee directors at a per share option price of $54.2188.

On March 31, 1999 the average between the highest and lowest sale prices per share of Common Stock on the New York Stock Exchange Composite Transaction Tape was $xx.xx.

To be adopted, the amendments to the 1996 Plan must be approved by the holders of a majority of votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE 1996 PLAN.

Proposal 5--Shareholder Approval of Amendments to Certificate of Incorporation
          Regarding Preferred Stock Voting Rights

At its meeting held on September 10, 1989, the Board of Directors approved the establishment of the Xerox Employee Stock Ownership Plan (ESOP). The ESOP is an employee benefit plan which holds shares of the Company's stock which are subsequently allocated to employees. The purpose of the ESOP is to (i) increase the ownership interest in the Company of the general employee population so as to closer align their interests with those of the holders of Common Stock and
(ii) provide a further incentive to serve as an employee of the Company.

As part of the process of establishing the ESOP, the Board of Directors fixed the designations, preferences, privileges and voting rights of a series of the Company's authorized Cumulative Preferred Stock, called the Series B Convertible Preferred Stock (the ESOP Shares), all of which was then sold to State Street Bank and Trust Company, the Trustee for the ESOP. At [February 28, 1999], there were 22,043,067 shares of authorized Cumulative Preferred Stock, of which [8,749,522] ESOP Shares were issued and outstanding. The ESOP Shares can be held only by the Trustee. The Trustee holds both the allocated and unallocated ESOP Shares in trust for the employees of the Company.

The Company's Certificate of Incorporation (the Certificate) provides that the ESOP Shares have equal voting rights with the Common Stock, one vote per share, and vote with the Common Stock at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting. The Trustee votes the allocated ESOP Shares as directed by the employees and votes the allocated ESOP Shares for which instructions have not been given and the unallocated ESOP Shares in the same ratio as the voting instructions given by employees for the allocated ESOP Shares. Presently, the ESOP Shares represent approximately 1.3% of the entire voting stock of the Company.

The ESOP Shares are convertible into shares of Common Stock at any time. The conversion ratio is established in the Certificate and is subject to adjustment in the case of stock dividends, stock splits, recapitalizations, reclassifications, reorganization, exchanges of shares, combination or other changes in corporate structure affecting shares of Common Stock. Initially, the ESOP Shares were convertible into shares of Common Stock of the Company at the rate of one share of Common Stock for one ESOP Share, with the result that the ESOP Shares and the shares of Common Stock had equal voting rights.

Since the ESOP was established, however, the Company's Common Stock has split twice (two-for-one and three-for-one). Every ESOP Share is now convertible into six shares of Common Stock instead of the single share of Common Stock at the outset. However, due to the one vote per ESOP Share limitation contained in the Certificate, the holders of the ESOP Shares still have only one vote per share, not the six votes that they would have if the ESOP Shares were converted into Common Stock. As a result, the voting power of the ESOP Shares has been diluted.

In order to provide that the ESOP Shares have the same number of votes which the shares of Common Stock into which they are convertible are entitled, and to better align the employees' interests with those of the holders of the Common Stock, the Board of Directors has recommended that action be taken by shareholders to amend the Certificate to amend certain voting rights of the Cumulative Preferred Stock and the ESOP Shares. A copy of the proposed amendment (the Amendment) is attached to this proxy statement as Exhibit A. The Amendment will provide employees of the Company who are participants in the ESOP with the same voting rights they would have if their ESOP Shares were converted into Common Stock of the Company--one vote per share of Common Stock (or Common Stock equivalent). The Amendment will also provide the Board of Directors with future flexibility when fixing the voting rights of any new series of the Company's authorized Cumulative Preferred Stock which is convertible into or exchangeable for Common Stock or other voting stock of the Company, by permitting the Cumulative Preferred Stock to have up to the same number of votes as the votes of the shares of Common Stock or other voting stock into which the Cumulative Preferred Stock is convertible or for which it is exchangeable.

The Amendment provides that, when the ESOP Shares are voting with the Common Stock, each ESOP Share will have the same number of votes as the aggregate number of votes which the shares of Common Stock into which it is convertible are entitled. If future stock dividends, stock splits, recapitalizations, reclassifications, reorganization, exchanges of shares, combination or other changes in corporate structure affecting shares of Common Stock occur, the voting rights of the ESOP Shares will be adjusted so that each ESOP Share will have the same number of votes which the shares of Common Stock into which it is then convertible are entitled. Because the ESOP Shares vote with the Common Stock, increasing the number of votes of the ESOP Shares will necessarily have a dilutive effect on the current voting power of the Common Stock, but restores the relative voting power of the ESOP Shares to what was in effect in September 1989 when the ESOP Shares were issued.

The Company is not seeking the Amendment for anti-takeover purposes. The Amendment, together with certain other provisions of the Company's charter and by-laws, could be viewed as having the effect of discouraging certain attempts to acquire the Company or remove incumbent management. Such provisions include:
(i) if the Amendment were adopted, provisions permitting the shares of any new series of Cumulative Preferred Stock to have more than one vote per share (if convertible into or exchangeable for Common Stock or other voting stock of the Company); (ii) if the Amendment were adopted, the ESOP Shares which, prior to the Amendment represent approximately 1.3% of the aggregate voting stock of the Company, would represent approximately 7.4% of the aggregate voting stock of the Company and are voted by the Trustee for the ESOP as directed by the employees of the Company on whose behalf such shares are held; (iii) the Board's authority to issue one or more series of Cumulative Preferred Stock up to a maximum of approximately 12 million shares presently available; and (iv) the Company's by-law provisions providing that a special meeting of shareholders may be called only by the Chairman of the Board or the Board of Directors. In addition, the Company's shareholder rights plan, the terms and conditions of which are set forth in the Rights Agreement dated as of April 7, 1997 between the Company and The First National Bank of Boston, as Rights Agent, as amended by Amendment No. 1 dated as of January 26, 1999, may have certain anti-takeover effects. These provisions and the rights plan may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock.

To be adopted, the Amendment must be approved by the holders of a majority of the outstanding shares of Common Stock and the ESOP Shares entitled to vote at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any other matter for action at this meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain employees of the Company, without extra remuneration, may solicit proxies. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse such person for the cost of forwarding the material. The Company has engaged D.F. King & Co., Inc. to handle the distribution of soliciting material to, and the collection of proxies from, such entities and will pay D.F. King & Co. a fee of $12,000 plus reimbursement of out-of-pocket expenses. The cost of all proxy solicitation will be borne by the Company.

As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept confidential by the Company. Such documents are available for examination only by the inspector of election and certain employees of the Company and the Company's transfer agent who are associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Copies of the 1998 annual report of the Company have been distributed to shareholders. Additional copies and additional information, including the annual report (Form 10-K) filed with the SEC and the consolidated statistical data contained in the EEO-1 annual report to the U.S. Equal Employment Opportunity Commission are available without charge from Investor Relations, Xerox Corporation, P.O. Box 1600, Stamford, Connecticut 06904. The annual report, proxy statement and Form 10-K are also available on the Company's website at www.xerox.com/investor.

Shareholder Proposals for 2000 Annual Meeting

In order for shareholder proposals to be included in the proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders, such proposals must be received by the Company at its offices at P.O. Box 1600, Stamford, Connecticut 06904, Attention: Secretary-no later than December 13, 1999.

In addition, the Company's By-Laws provide that any shareholder wishing to make a nomination for director, or wishing to introduce any business, at the 2000 Annual Meeting of Shareholders must give the Company advance notice as described in the By-Laws. To be timely, the notice for the 2000 Annual Meeting must be received at the Company offices mentioned above no earlier than November 13, 1999 or later than December 13, 1999. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as director if elected.

By Order of the Board of Directors,


Eunice M. Filter
Secretary

April 12, 1999

                                                                   EXHIBIT A


                           Certificate of Amendment
                                    of the
                         Certificate of Incorporation
                                      of
                               Xerox Corporation
               Under Section 805 of the Business Corporation Law

The undersigned, Eunice M. Filter, Vice President of Xerox Corporation (the "Corporation") hereby certifies that:

1. The name of the Corporation is "XEROX CORPORATION". The name under which the Corporation was formed is "THE HALOID COMPANY".

2. The Certificate of Incorporation was filed by the Department of State on April 18, 1906 under the name The Haloid Company.

3. The Certificate of Incorporation of the Corporation is hereby being amended pursuant to Section 805 of the BCL to (i) expressly provide that the Board of Directors has the authority to fix the voting rights of Cumulative Preferred Stock, par value $1.00 per share, of the Corporation at other than one vote per share and (ii) change the voting rights of the Series B Convertible Preferred Stock of the Corporation to provide that each such share shall be entitled to such number of votes per share as is equal to the aggregate number of votes the shares of Common Stock of the Corporation into which each such share is convertible are entitled when voting with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders.

4. Subdivision (1)(a)(vii) of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

 "(vii) the voting rights, if any, in addition to those specified herein
  (provided, however, that if the series is convertible into or exchangeable for Common Stock or any other stock of the Corporation having voting rights and has the right to vote with the Common Stock or such other stock, the series shall have no greater number of votes per share than the aggregate number of votes to which the shares into which it is convertible or for which it is exchangeable and with which it is voting are entitled), and any other preferences, privileges and restrictions or qualifications of such series."

5. The last paragraph of Subdivision 7 of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

 "In any case in which the holders of Cumulative Preferred Stock or any series thereof shall be entitled to vote pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each holder of Cumulative Preferred Stock or of such series, as the case may be, shall be entitled (a) when voting separately as a class or series, to one vote for each share thereof held, and (b) when voting with the Common Stock or any other stock of the Corporation having voting rights other than the Cumulative Preferred Stock, to such number of votes per share as provided in the designations, preferences, privileges and voting rights of such Cumulative Preferred Stock or series thereof fixed by the Board of Directors pursuant to paragraph (a) of subdivision 1 of Article FOURTH of the Certificate of Incorporation."

6. Paragraph (d) of Subdivision 17 of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

 "(d) Except as prescribed by law and in addition to the rights provided for in subdivision 7 of Article FOURTH of the Certificate of lncorporation, each holder of Series B Preferred Stock shall be entitled to such number of votes for each share held as is equal to the aggregate number of votes of the Common Shares into which each share of Series B Preferred Stock is convertible pursuant to subsections (g), (h) and (i) of this subdivision 17 (as from time to time adjusted as provided in subsection (i) of this subdivision 17) and shall be entitled to exercise such voting rights with the holders of Common Stock and Class B Stock, without distinction as to class, at any annual or special meeting of shareholders for the election of directors and on any other matter coming before such meeting. For all other purposes under the Certificate of Incorporation, each holder of Series B Preferred Stock, when voting as a class with the holders of Cumulative Preferred Stock or with the holders of the shares of any series thereof, as the case may be, shall be entitled to one vote for each share thereof held."


 7. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by a majority vote of all outstanding shares entitled to vote thereon at a meeting of shareholders of the Corporation duly called and held on May 20, 1999.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the date set forth.

Date: May   , 1999
                                      ----------------------------------------
                                        Name: Eunice M. Filter

                                        Title: Vice President

As a participant in the Employee Stock Ownership Plan you have the right to instruct the Trustee on voting the shares allocated to your account!

The enclosed proxy statement provides the background on the proposals being considered at this year's Annual Meeting to be held May 20, 1999. Read it carefully and decide how you want to instruct the Trustee to vote your shares.

As an ESOP participant you may direct the Trustee how to vote the shares allocated to your ESOP account. Based upon this direction the Trustee will vote a proportion of the shares held in Trust which have not been allocated as well as shares for which no instructions have been received.

You may mark the boxes on the reverse side of the card, date and sign it and return it in the enclosed postage paid envelope, or you may instruct the Trustee on how to vote your shares by telephone or Internet. (See the instructions for telephone and Internet voting on the reverse side of this card.)

All votes are confidential.

Xerox has a confidential voting policy. Voting tabulations that identify individual shareholders--including ESOP participants--are kept confidential. See the section entitled Other Matters in the proxy statement for additional information on the confidential voting policy.

Sometimes shareholders write comments on their cards. If you choose to write a comment on your card and if it would be appropriate to forward it to a Xerox executive, the Trustee will transcribe your comment. No one at Xerox will see your voting instructions.

Instruct the Trustee on voting your shares now!

Instruct the Trustee on voting your shares by telephone, Internet, or mail as soon as possible to be sure your instructions are received prior to the Annual Meeting in time to be counted.

--------------------------------------------------------------------------------
   The Xerox Corporation annual report and proxy statement are available at:

                             www.eproxyvote.com/xrx
--------------------------------------------------------------------------------
      If you use the phone or Internet, please do not mail back this card.
                            Detach here if mailing.

                               VOTING INSTRUCTIONS
                                XEROX CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                        10:00 A.M. THURSDAY, MAY 20, 1999
        THE RITZ-CARLTON SAN FRANCISCO, 600 STOCKTON AT CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA

      To State Street Bank & Trust Company, Trustee:

            As a participant in the Xerox Corporation Employee Stock Ownership Plan, I hereby instruct the Trustee to vote the shares of Stock allocated to my Stock Account and a proportion of the shares held in the Trust which have not yet been allocated as well as shares for which no instructions have been received (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Board of Directors of the Company giving them discretion in connection with such other business as may come before the meeting.

Comments:______________________________________________________________________

_______________________________________________________________________________

                                                    ----------------------------
Important - to be signed and dated on reverse side       SEE REVERSE SIDE
                                                    ----------------------------

XEROX CORPORATION 1999 ESOP VOTING FORM - SIDE 1

           NOW YOU CAN INSTRUCT THE TRUSTEE ON VOTING YOUR SHARES BY
                            TELEPHONE OR INTERNET !

       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps:

                       =========================================================
To Vote By Phone       Call toll free 1-877-PRX-VOTE (779-8683) on a touch
                       tone telephone.

                       Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                       Follow the simple recorded instructions.
                       =========================================================

                       =========================================================
To Vote By Internet    Go to website www.eproxyvote.com/xrx

                       Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                       Follow the simple instructions on the screen.

                       You can also elect to receive future shareholder materials electronically at this website.
                       =========================================================


                                     Thank you for voting!


   If you vote by phone or Internet, please do not mail back your proxy card.
                             DETACH HERE IF MAILING

   -----   Please mark
   | X |   votes as in
   -----   this example

------------------------------------------------------------------------------------------------------------------------------------
   Unless marked otherwise, this proxy will be voted FOR the election of Directors, FOR the election of Auditors, FOR approval of the amendments to the 1991 Long-Term  Incentive Plan, FOR the amendments to the 1996 Non-Employee Director Stock Option Plan,
   and FOR amendments to the Certificate of Incorporation regarding Preferred Stock voting rights.

1. ELECTION OF DIRECTORS NOMINATED BY THE BOARD                        3. APPROVAL OF AMENDMENTS TO        FOR   AGAINST   ABSTAIN
   (Pages 2 to xx)                                                        THE 1991 LONG-TERM INCENTIVE    -----   -----     -----
                                                                          PLAN (Page xx)                  |   |   |   |     |   |
   Nominees: Paul A. Allaire, B.R. Inman, Antonia Ax:son Johnson,                                         -----   -----     -----
   Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph S.
   Larsen, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper,     4. APPROVAL OF AMENDMENTS           FOR   AGAINST   ABSTAIN
   Patricia F. Russo, Martha R. Seger, Thomas C. Theobald and             TO THE 1996 NON-EMPLOYEE        -----   -----     -----
   G. Richard Thoman.                                                     DIRECTOR STOCK  OPTION          |   |   |   |     |   |
   -----                          -----                                   PLAN (Page xx)                  -----   -----     -----
   |   |   FOR ALL                |   |   WITHHELD
   -----   NOMINEES               -----   FROM ALL NOMINEES
   -----                                                               5. APPROVAL OF AMENDMENTS TO THE    FOR   AGAINST   ABSTAIN
   |   |                                                                  CERTIFICATE OF INCORPORATION    -----   -----     -----
   -----   ________________________________________                       REGARDING PREFERRED STOCK       |   |   |   |     |   |
           For all nominees except as noted above.                        VOTING RIGHTS                   -----   -----     -----

2. ELECTION OF INDEPENDENT          FOR   AGAINST  ABSTAIN                                                                   -----
   AUDITORS (Page xx)              -----   -----    -----              Check here if you have noted comments on the reverse. |   |
                                   |   |   |   |    |   |                                                                    -----
                                   -----   -----    -----              MARK HERE FOR ADDRESS CHANGE AND NOTE  AT LEFT        -----
                                                                                                                             |   |
                                                                                                                             -----
                                                                       PLEASE SIGN AS IMPRINTED HEREON AND RETURN PROMPTLY.


Signature: _____________________________ Date ____________             Signature:  ____________________________  Date  _____________

----------------------------------------------------------------------- ------------------------------------------------------------

XEROX CORPORATION 1999 ESOP VOTING FORM - SIDE 2

                      ELECTION TO OBTAIN XEROX CORPORATION
                                 PROXY MATERIALS
                        ELECTRONICALLY INSTEAD OF BY MAIL

Xerox Corporation shareholders may elect to receive the Company's future annual reports, proxy statements and to vote their shares through the Internet instead of receiving copies through the mail. Xerox is offering this service to provide added convenience to its shareholders and to reduce annual report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet World Wide Web. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to website www.eproxyvote.com/xrx. (You may also vote your shares at this website.) Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive the Company's future proxy materials electronically, your consent will remain in effect unless it is withdrawn by calling, writing, or e-mailing our Transfer Agent, BankBoston (Boston EquiServe), at:
1-800-828-6396; P.O. Box 8038, Boston, MA 02266-8038; www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent.


--------------------------------------------------------------------------------
  YOU MAY VOTE YOUR SHARES AND ACCESS THE XEROX CORPORATION ANNUAL REPORT AND
                              PROXY STATEMENT AT:

                             www.eproxyvote.com/xrx
--------------------------------------------------------------------------------

   If you vote by phone or Internet, please do not mail back your proxy card.
                            Detach here if mailing.

                                      PROXY
                                XEROX CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                        10:00 A.M. THURSDAY, MAY 20, 1999
        THE RITZ-CARLTON SAN FRANCISCO, 600 STOCKTON AT CALIFORNIA STREET
                            SAN FRANCISCO, CALIFORNIA

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned appoints PAUL A. ALLAIRE, B. R. INMAN, PATRICIA F. RUSSO and each of them (or, if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof, (a) in accordance with the following ballot, and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

Comments:_______________________________________________________________________

________________________________________________________________________________

                                                  ------------------------------
Important - to be signed and dated on reverse side           SEE REVERSE
                                                                 SIDE
                                                  ------------------------------

XEROX CORPORATION 1999 PROXY - SIDE 1

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET !

       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps:

                       =========================================================
To Vote By Phone       Call toll free 1-877-PRX-VOTE (779-8683) on a touch
                       tone telephone.

                       Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                       Follow the simple recorded instructions.
                       =========================================================

                       =========================================================
To Vote By Internet    Go to website www.eproxyvote.com/xrx

                       Enter your 13-digit Control Number located above your name and address in the lower left corner of this form.

                       Follow the simple instructions on the screen.

                       You can also elect to receive future shareholder materials electronically at this website.
                       =========================================================


                                     Thank you for voting!


   If you vote by phone or Internet, please do not mail back your proxy card.
                             DETACH HERE IF MAILING

   -----   Please mark
   | X |   votes as in
   -----   this example

------------------------------------------------------------------------------------------------------------------------------------
   Unless marked otherwise, this proxy will be voted FOR the election of Directors, FOR the election of Auditors, FOR approval of the amendments to the 1991 Long-Term Incentive Plan, FOR the amendments to the 1996 Non-Employee Director Stock Option Plan,
   and FOR amendments to the Certificate of Incorporation regarding Preferred Stock voting rights.

1. ELECTION OF DIRECTORS NOMINATED BY THE BOARD                        3. APPROVAL OF AMENDMENTS TO        FOR   AGAINST   ABSTAIN
   (Pages 2 to xx)                                                        THE 1991 LONG-TERM INCENTIVE    -----   -----     -----
                                                                          PLAN (Page xx)                  |   |   |   |     |   |
   Nominees: Paul A. Allaire, B.R. Inman, Antonia Ax:son Johnson,                                         -----   -----     -----
   Vernon E. Jordan, Jr., Yotaro Kobayashi, Hilmar Kopper, Ralph S.
   Larsen, George J. Mitchell, N.J. Nicholas, Jr., John E. Pepper,     4. APPROVAL OF AMENDMENTS           FOR   AGAINST   ABSTAIN
   Patricia F. Russo, Martha R. Seger, Thomas C. Theobald and             TO THE 1996 NON-EMPLOYEE        -----   -----     -----
   G. Richard Thoman.                                                     DIRECTOR STOCK  OPTION          |   |   |   |     |   |
   -----                          -----                                   PLAN (Page xx)                  -----   -----     -----
   |   |   FOR ALL                |   |   WITHHELD
   -----   NOMINEES               -----   FROM ALL NOMINEES
   -----                                                               5. APPROVAL OF AMENDMENTS TO THE    FOR    AGAINST  ABSTAIN
   |   |                                                                  CERTIFICATE OF INCORPORATION    -----   -----     -----
   -----   ________________________________________                       REGARDING PREFERRED STOCK       |   |   |   |     |   |
           For all nominees except as noted above.                        VOTING RIGHTS (Page xx)         -----   -----     -----

2. ELECTION OF INDEPENDENT          FOR   AGAINST   ABSTAIN                                                                   -----
   AUDITORS (Page xx)               -----   -----     -----            I plan to attend the Annual Meeting. (A ticket will be |   |
                                    |   |   |   |     |   |            sent to you.)                                          -----
                                    -----   -----     -----                                                                   -----
                                                                        Check here if you have noted comments on the reverse. |   |
                                                                                                                              -----
                                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE  AT LEFT        -----
                                                                                                                              |   |
                                                                        PLEASE SIGN AS IMPRINTED HEREON AND RETURN PROMPTLY.  -----

Signature: _____________________________ Date ____________              Signature:  ____________________________  Date  ____________

--------------------------------------------------------------- --------------------------------------------------------------------


XEROX CORPORATION 1999 PROXY  - SIDE 2